UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                              Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

DEPOMED, INC.

(Name of Registrant as Specified in Its Charter)

HORIZON PHARMA PUBLIC LIMITED COMPANY

HORIZON PHARMA, INC.

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Filed pursuant to Rule 14a-6

of the Securities Exchange Act of 1934, as amended

Filing by: Horizon Pharma Public Limited Company

Subject Company: Depomed, Inc.

SEC File No. of Depomed, Inc.: 001-13111

Horizon Pharma plc (“Horizon Pharma”) has filed a definitive proxy statement with the Securities and Exchange Commission and accompanying WHITE and BLUE proxy cards to be used to solicit requests that Depomed, Inc. (“Depomed”) call two related special meetings of shareholders.

This Schedule 14A filing consists of an amended slide in an investor presentation regarding the proposed acquisition of Depomed by Horizon Pharma and Horizon Pharma’s solicitation of requests that Depomed call two related special meetings of shareholders. Horizon Pharma first released the investor presentation on September 15, 2015, first released an amended investor presentation on September 25, 2015, and first released the following amended slide on October 13, 2015.

Published
Analyst
Reports
and
Investors
That
We
Have
Spoken
With Are Overwhelmingly Supportive
Source: Wall Street Research.
Note:
Permission to use quoted material was neither sought nor obtained.
(1)
Factset and NASDAQ.
“The debate whether Depomed
overpaid for Nucynta is yet to be
determined, but we believe this is a
growth product and the numbers
work better within Horizon with the
significant tax advantages.”
Marc Goodman
UBS, 7/7/2015
25
As
of
6/30/2015,
Horizon
Shareholders
Owned
66%
(1)
of
Depomed’s
Outstanding
Shares
Non-Confidential
Information
–
Horizon
Pharma
plc
“We continue to view a HZNP-DEPO
combination as attractive, and
believe HZNP has made a strong case
to DEPO shareholders.”
Annabel Samimy
Stifel, 8/3/2015
“Viewing the proposed Depomed
transaction within that broader
context of Horizon's evolution, we
believe this transaction makes
exceedingly good strategic sense, is
nicely value creating and provides
enhanced and durable
diversification.”
Ken Cacciatore
Cowen and Company, 7/21/2015
“Per our earlier note, we believe the
asset is worth more in the hands of
Horizon given the greater S&M
resources Horizon could provide, cost
savings opportunity, ability to
refinance the 10.75% debt and
expected reduction of the tax
burden.”
Randall Stanicky
RBC, 7/21/2015
“The perception that this deal may
not generate an adequate amount of
synergies to be attractive does not
make sense to us.
If we looked
through Horizon's past deal
transaction history, none was built
on cost cutting -
rather all were
based on generating revenue upside
from increased promotion and better
pharmacy pull through. We see the
Depomed deal as being no different.”
Difei
Yang
Brean
Capital, 7/8/2015